Exhibit 10.3

FOURTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
J.P. MORGAN REIT OPERATING PARTNERSHIP, L.P.
A DELAWARE LIMITED PARTNERSHIP
AUGUST 10, 2026

(continued)

ii

(continued)

EXHIBITS
EXHIBIT A – Notice of Exercise of Redemption Right
iii

FOURTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
J.P. MORGAN REIT OPERATING PARTNERSHIP, L.P.
This Fourth Amended and Restated Limited Partnership Agreement of J.P. Morgan REIT Operating Partnership, L.P., dated as of August 10, 2026, is entered into by and among J.P. Morgan Real Estate Income Trust, Inc., a Maryland corporation, as General Partner and as a Limited Partner, J.P. Morgan REIT OP Special Limited Partner, L.P., as a special limited partner and the Limited Partners party hereto from time to time (the “Parties”). This Agreement amends and restates that certain Third Amended and Restated Limited Partnership Agreement dated April 17, 2026 by and among the Parties pursuant to the terms hereof.
RECITALS:
WHEREAS, J.P. Morgan REIT Operating Partnership, L.P. (the “Partnership”) was formed on November 5, 2021, as a limited partnership under the laws of the State of Delaware and a certificate of limited partnership was filed with the Secretary of State of the State of Delaware (the “Certificate of Limited Partnership”);
WHEREAS, the Partnership was previously governed by that certain Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of April 17, 2026 (the “Prior Agreement”); and
WHEREAS, the parties hereto desire to amend and restate the Prior Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINED TERMS
1.1.Definitions. The following defined terms used in this Agreement shall have the meanings specified below:
“Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor statute thereto.
“Additional Funds” has the meaning set forth in Section 4.4.
“Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.5) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.3(a)(iii).

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership and its Subsidiaries, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to assets that are not owned directly or indirectly by the Partnership.
“Adviser” means the Person appointed, employed or contracted with by the General Partner and the Partnership and responsible for directing or performing the day-to-day business affairs of the General Partner and the Partnership, including any Person to whom the Adviser subcontracts all or substantially all of such functions.
“Advisers Act” means the Investment Advisers Act of 1940, as amended.
“Advisory Agreement” means the agreement between the General Partner, the Partnership and the Adviser pursuant to which the Adviser will direct or perform the day-to-day business affairs of the General Partner and the Partnership, as such agreement may be amended or renewed from time to time.
“Advisory Fees” means the fees payable to the Adviser pursuant to the Advisory Agreement.
“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, including any partnership in which such Person is a general partner; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts an executive officer, director, trustee or general partner.
“Aggregate Share Ownership Limit” has the meaning set forth in the Charter.
“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such Property is subject when contributed, as determined under Section 752(c) of the Code and the Regulations thereunder. The Agreed Value of any non-cash Capital Contributions by a Partner as of the date of contribution are set forth on the Partnership’s books and records.
“Agreement” means this Limited Partnership Agreement, as amended, modified supplemented or restated from time to time, as the context requires.
“Applicable Percentage” has the meaning set forth in Section 8.5(b).
“Bankruptcy Code” shall mean 11 U.S.C. §§ 101-1330, as amended from time to time.
“BHC Act” means the Bank Holding Company Act of 1956, as amended.
“BHC Partner” means a Limited Partner that (a) is subject to the BHC Act or is directly or indirectly “controlled” (as that term is defined under the BHC Act) by a company that is subject to the

BHC Act, and (b) so indicates in writing of such status to the General Partner on or before the closing at which such Limited Partner is admitted to the Partnership or any time thereafter, which such election shall be irrevocable.
“Board of Directors” has the meaning set forth in the Charter.
“Capital Account” has the meaning set forth in Section 4.5.
“Capital Commitments” means, with respect to a Limited Partner, the aggregate amount of cash such Limited Partner has agreed to contribute to the Partnership pursuant to the terms of such Limited Partner’s Subscription Agreement, as may be adjusted at the times and upon the terms set forth in such Partner’s Subscription Agreement or this Agreement.
“Capital Contribution” means the total amount of cash, cash equivalents and the Agreed Value of any Property or other asset (other than cash or cash equivalents) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.
“Carrying Value” means, with respect to any asset of the Partnership, the asset’s adjusted net basis for federal income tax purposes or, in the case of any asset contributed to the Partnership, the fair market value of such asset at the time of contribution, except that the Carrying Values of all assets may, at the discretion of the General Partner, be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), as provided for in Section 4.5. In the case of any asset of the Partnership that has a Carrying Value that differs from its adjusted tax basis, the Carrying Value shall be adjusted by the amount of depreciation, depletion and amortization calculated for purposes of the definition of Profit and Loss rather than the amount of depreciation, depletion and amortization determined for federal income tax purposes.
“Cash Amount” means an amount of cash per Partnership Unit equal to the applicable Redemption Price determined by the General Partner.
“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by any of the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction and shall include, but not be limited to, the Certificate of Limited Partnership.
“Charter” means the charter of the General Partner, as amended or supplemented from time to time.
“Class” means a class of REIT Shares or Partnership Units, as the context may require.
“Class D Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class D Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class D REIT Shares” means the REIT Shares referred to as “Class D Common Shares” in the Charter.
“Class D Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement.
“Class E Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class E Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.
“Class E REIT Shares” means the REIT Shares referred to as “Class E Common Shares” in the Charter.
“Class E Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class E Unit as provided in this Agreement.
“Class I REIT Shares” means the REIT Shares referred to as “Class I Common Shares” in the Charter.
“Class I Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement.
“Class S Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class S Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.
“Class S REIT Shares” means the REIT Shares referred to as “Class S Common Shares” in the Charter.
“Class S Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement.
“Class T Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class T Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.
“Class T REIT Shares” means the REIT Shares referred to as “Class T Common Shares” in the Charter.
“Class T Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class T Unit as provided in this Agreement.
“Class X and Y Excess Profits” has the meaning set forth in Section 5.2(c)(ii)(1).
“Class X and Y Hurdle Amount” for any period during a calendar year means that amount that results in a 7% annualized internal rate of return on the Net Asset Value of the Class X Units and Class Y Units outstanding at the beginning of the then-current calendar year and all Class X Units and Class Y Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Class X Units and Class Y Units and all issuances of Class X Units and Class Y Units over the period and calculated in accordance with recognized industry practices. The ending Net Asset Value of the Class X Units and Class Y Units

used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Quarterly Allocation or Year-End Allocation, as applicable, and any applicable Distribution Fee expenses, provided that the calculation of the Class X and Y Hurdle Amount for any period will exclude any Class X Units and Class Y Units repurchased during such period, which Class X Units and Class Y Units will be subject to the Quarterly Allocation or Year-End Allocation, as applicable, upon such repurchase as described in Section 5.2(c).
“Class X and Y Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Class X and Y Total Return and decrease by any positive annual Class X and Y Total Return; provided that the Class X and Y Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Class X and Y Loss Carryforward Amount will exclude the Class X and Y Total Return related to any Class X Units and Class Y Units repurchased during such year, which Class X Units and Class Y Units will be subject to the Quarterly Allocation or Year-End Allocation, as applicable, upon such repurchase as described in Section 5.2(c).
“Class X and Y Total Return” for any period since the end of the prior calendar year shall equal the sum of: (i) all distributions (including any deemed distributions under Section 5.2(a)) accrued or paid (without duplication) on the Class X Units and Class Y Units outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate Net Asset Value of such Class X Units and Class Y Units since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Class X Units and Class Y Units, (y) any allocation or accrual to the Quarterly Allocation or Year-End Allocation and (z) any applicable Distribution Fee expenses (including any payments made to the General Partner for payment of such expenses). For the avoidance of doubt, the calculation of Class X and Y Total Return will (i) include any appreciation or depreciation in the Net Asset Value of Class X Units and Class Y Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Class X Units and Class Y Units.
“Class X Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class X Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.
“Class X REIT Shares” means the REIT Shares referred to as “Class X Common Shares” in the Charter.
“Class Y Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class Y Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.
“Class Y REIT Shares” means the REIT Shares referred to as “Class Y Common Shares” in the Charter.
“Class Y Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class Y Unit as provided in this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.
“Common Share Ownership Limit” has the meaning set forth in the Charter.
“Credit Facility” has the meaning set forth in Section 4.11(a).
“Debt” means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with GAAP, should be capitalized.
“Distribution Fee” means any ongoing distribution fees, dealer manager fees, stockholder servicing fees or similar fees (as distinguished from up-front or one-time selling commissions and dealer manager fees) payable with respect to outstanding REIT Shares or Partnership Units.
“Drawdown Notice” means a written notice, in form and substance determined by the General Partner, requesting that the Limited Partners make cash Capital Contributions to the Partnership in accordance with the terms of their Subscription Agreements.
“DRIP” has the meaning set forth in Section 5.9.
“DRIP Participant” has the meaning set forth in Section 5.9.
“Electronic Signature” has the meaning set forth in Section 12.9.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of Debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
“Excepted Holder Limit” has the meaning set forth in the Charter.
“Excess Profits” has the meaning set forth in Section 5.2(c)(i)(1).
“Exchanged REIT Shares” has the meaning set forth in Section 6.9(b).
“Final Adjustment” has the meaning set forth in Section 10.5(c)(ii).

“GAAP” means U.S. generally accepted accounting principles.
“General Partner” means J.P. Morgan Real Estate Income Trust, Inc., a Maryland corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner, in such Person’s capacity as a General Partner of the Partnership.
“General Partnership Interest” means any Partnership Interest held by the General Partner, other than any Partnership Interest it holds as a Limited Partner.
“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the Net Asset Value of the Performance Participation OP Units outstanding at the beginning of the then-current calendar year and all Performance Participation OP Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Performance Participation OP Units and all issuances of Performance Participation OP Units over the period and calculated in accordance with recognized industry practices. The ending Net Asset Value of the Performance Participation OP Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Quarterly Allocation or Year-End Allocation, as applicable, and any applicable Distribution Fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Performance Participation OP Units repurchased during such period, which Performance Participation OP Units will be subject to the Quarterly Allocation or Year-End Allocation, as applicable, upon such repurchase as described in Section 5.2(c).
“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a director, officer or employee of the General Partner or the Partnership (including, without limitation, the Partnership Representative and any “designated individual,” within the meaning of the Regulations promulgated pursuant to Section 6623 of the Code), (ii) the Adviser, (iii) the Special Limited Partner and (iv) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.
“Initial Class E Units” means the Class E Units issued to J.P. Morgan Investment Management Inc. or its Affiliate pursuant to the JPM Sponsor Subscription Agreement.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“JPM-Advised Funds” means any other investment funds managed, sponsored, or advised by the Adviser or any asset management Affiliate of the Adviser that invests primarily in real estate of the type consistent with one or more of the General Partner’s targeted investments.
“JPM-Advised Fund Quarterly Shortfall Obligation” has the meaning set forth in Section 5.2(c).
“JPM-Advised Fund Reduction Amount” has the meaning set forth in Section 5.2(c).
“JPM-Advised Fund Shortfall” has the meaning set forth in Section 5.2(c).
“JPM Sponsor Subscription Agreement” means that certain subscription agreement, dated February 23, 2022, by and among J.P. Morgan Investment Management Inc., the General Partner and the Partnership.

“Joint Venture” means any joint venture or partnership arrangement (other than the Partnership) in which the Partnership or any of its Subsidiaries is a co-venturer or partner established to acquire Real Property or hold other assets of the Partnership.
“Limited Partner” means the General Partner in its capacity as a Limited Partner, and any other Person identified as a Limited Partner on the Partnership’s books and records, upon the execution and delivery by such Person of an additional limited partner signature page, and any Person who becomes a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.
“Limited Partnership Interest” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act. A Limited Partnership Interest may be expressed as a number of Partnership Units.
“Listing” means the listing of the REIT Shares on a national securities exchange. Upon such Listing, the shares shall be deemed “Listed.”
“Loss” has the meaning set forth in Section 5.1(e).
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation OP Units repurchased during such year, which Performance Participation OP Units will be subject to the Quarterly Allocation or Year-End Allocation, as applicable, upon such repurchase as described in Section 5.2(c).
“LTIP” means the limited liability company agreement (including all appendixes thereto), as amended or restated, of J.P. Morgan REIT (US Plan) LLC.
“LTIP Entity” means J.P. Morgan REIT (US Plan) LLC, a Delaware limited liability company.
“LTIP Participant” means any person defined as a “Class B Member” pursuant to the LTIP.
“LTIP Units” has the meaning set forth in Section 8.7(a).
“LTIP Unit Exchange Ratio” shall mean, as of any LTIP Unit Redemption Date, (i) the NAV per Class E Unit, divided by (ii) the NAV per Class E REIT Share.
“LTIP Unit Redemption Date” has the meaning set forth in Section 8.7(a).
“Net Asset Value” means (i) for any Partnership Units, the net asset value of such Partnership Units, determined as of the last business day of each month as described in the Prospectus and (ii) for any REIT Shares, the net asset value of such REIT Shares, determined as of the last business day of each month as described in the Prospectus.
“Net Asset Value Per REIT Share” means, for each Class of REIT Shares, the net asset value per share of such Class of REIT Shares, determined as of the last business day of each month as described in the Prospectus.

“Net Asset Value Per Unit” means, for each Class of Partnership Units, the net asset value per unit of such Class of Partnership Units, determined as of the last business day of each month as described in the Prospectus.
“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit A.
“Offer” has the meaning set forth in Section 7.1(b).
“Offering” means an offer and sale of securities, including, without limitation, REIT Shares and Units.
“Original Partnership Agreement” has the meaning set forth in the Recitals.
“Partner” means any General Partner, Special Limited Partner or Limited Partner.
“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each Partner’s nonrecourse debt (as defined in Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Regulations Section 1.752-1(a)(2)) determined in accordance with Regulations Section 1.704-2(i)(3).
“Partnership” has the meaning described in the Recitals.
“Partnership Interest” means an ownership interest in the Partnership held by a Limited Partner, the General Partner or the Special Limited Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
“Partnership Minimum Gain” has the meaning specified in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.
“Partnership Register” has the meaning set forth in Section 4.1.
“Partnership Representative” has the meaning set forth in Section 10.5(a).
“Partnership Unit” means a fractional, undivided share of the Partnership Interests (other than the General Partnership Interest and the Special Limited Partner Interest) of all Partners issued hereunder, including Class T Units, Class S Units, Class D Units, Class I Units, Class E Units, Class X Units and Class Y Units. The allocation of Partnership Units of each Class among the Partners shall be as set forth on the Partnership’s books and records.
“Percentage Interest” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding. The Percentage Interest of each Partner shall be as set forth on the Partnership’s books and records.

“Performance Participation OP Units” means, collectively, the Class T Units, Class S Units, Class D Units and Class I Units. Class E Units, Class X Units and Class Y Units shall not be considered Performance Participation OP Units.
“Person” means an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity.
“Profit” has the meaning set forth in Section 5.1(e).
“Property” means any Real Property, Real Estate-Related Assets, Real Estate Securities or other investment in which the Partnership holds an ownership interest.
“Prospectus” means the prospectus included in the most recent effective registration statement filed by the General Partner with the Commission with respect to the applicable public offering of REIT Shares, as such prospectus may be amended or supplemented from time to time.
“Pro-Rata Period” has the meaning set forth in the General Partner’s share repurchase plan approved by the Board of Directors and as amended from time to time.
“Quarterly Allocation” has the meaning set forth in Section 5.2(c).
“Quarterly Shortfall” has the meaning set forth in Section 5.2(c).
“Quarterly Shortfall Obligation” has the meaning set forth in Section 5.2(c).
“Real Estate-Related Assets” means any investments (other than investments in Real Property), directly or indirectly, by the Partnership in interests related to Real Property of whatever nature, including, but not limited to (i) mortgage, mezzanine, bridge and other loans on Real Property, (ii) equity securities or interests in corporations, limited liability companies, partnerships and other joint ventures having an equity interest in Real Property, real estate investment trusts, ground leases, tenant-in-common interests, participating mortgages, convertible mortgages or other Debt instruments convertible into equity interests in Real Property by the terms thereof, options to purchase real estate, Real Property purchase-and-leaseback transactions and other transactions and investments with respect to real estate, and (iii) Debt securities such as collateralized mortgage backed securities, commercial mortgages and other Debt securities.
“Real Estate Securities” means equity and Debt securities of both publicly traded and private companies, including REITs and pass-through entities, that own Real Property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments, owned by the General Partner or the Partnership directly or indirectly through one or more of its Affiliates.
“Real Property” means real property owned from time to time by the Partnership or a Subsidiary thereof, either directly or through Joint Ventures, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only or (iv) such investments as the General Partner and the Adviser mutually designate as Real Property, including, but not limited to, ground leases.
“Received REIT Shares” has the meaning set forth in Section 6.9(b).

“Redemption” has the meaning set forth in Section 8.5(a).
“Redemption Price” means the Value of the REIT Shares Amount as of the end of the Specified Redemption Date.
“Redemption Right” has the meaning set forth in Section 8.5(a).
“Regulations” means the federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.
“Regulatory Allocations” has the meaning set forth in Section 5.1(g).
“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the Regulations promulgated thereunder.
“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this defined term, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner or service providers to the General Partner (including service providers affiliated with the Adviser), (ii) costs and expenses relating to any Offering or registration of securities by the General Partner or the Partnership and all filings, statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts, placement fees and selling commissions applicable to any such Offering, Distribution Fees and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) Advisory Fees and other fees and expenses payable to other services providers of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuance or redemption of Partnership Interests or REIT Shares, (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership and (ix) without duplication, amounts required to be paid or reimbursed to the Adviser pursuant to Section 11(c) of the Advisory Agreement.
“REIT Requirements” means the requirements for qualifying as a REIT under the Code and Regulations.
“REIT Share” means a share of common stock of the General Partner (or successor entity, as the case may be).

“REIT Shares Amount” means a number of REIT Shares having the same Class designation as the Class of Partnership Units offered for exchange by a Tendering Party equal to such number of Partnership Units; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.
“Related Party” means, with respect to any Person, any other Person whose ownership of shares of the General Partner’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).
“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
“Service” means the United States Internal Revenue Service.
“Side Letter” has the meaning set forth in Section 12.5.
“Special Limited Partner” means J.P. Morgan REIT OP Special Limited Partner, L.P., a Delaware limited partnership, which shall be a limited partner of the Partnership and recognized as such under applicable Delaware law, but not a “Limited Partner” within the meaning of this Agreement (other than to the extent it owns Partnership Units).
“Special Limited Partner Interest” means the interest of the Special Limited Partner in the Partnership representing solely its right as the holder of an interest in distributions described in Section 5.2(c) (and any corresponding allocations of income, gain, loss and deduction under this Agreement), and not any interest in Partnership Units it may own from time to time.
“Specified Redemption Date” means the first business day of the month following the month of the day that is 45 days after the receipt by the General Partner of the Notice of Redemption.
“Subscription Agreement” means, with respect to a Limited Partner, the subscription agreement entered into between the Partnership and such Limited Partner pursuant to which such Limited Partner, among other matters, makes a Capital Commitment.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3.
“Successor Entity” has the meaning set forth in Section 4.3(a)(ii).
“Survivor” has the meaning set forth in Section 7.1(c).
“Tax Advances” has the meaning set forth in Section 5.2(d).

“Tax Items” has the meaning set forth in Section 5.1(f)(ii).
“Tendered Units” has the meaning set forth in Section 8.5(a).
“Tendering Party” has the meaning set forth in Section 8.5(a).
“Total Return” for any period since the end of the prior calendar year shall equal the sum of: (i) all distributions (including any deemed distributions under Section 5.2(a)) accrued or paid (without duplication) on the Performance Participation OP Units outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate Net Asset Value of such Performance Participation OP Units since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation OP Units, (y) any allocation or accrual to the Quarterly Allocation or Year-End Allocation and (z) any applicable Distribution Fee expenses (including any payments made to the General Partner for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the Net Asset Value of Performance Participation OP Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation OP Units.
“Transaction” has the meaning set forth in Section 7.1(b).
“Transfer” has the meaning set forth in Section 9.2(a). “Transfers” and “Transferred” have correlative meanings.
“Value” means, for any Class of REIT Shares: (i) if such Class of REIT Shares are Listed, the average closing price per share for the previous 30 trading days, or (ii) if such Class of REIT Shares are not Listed, the Net Asset Value Per REIT Share for REIT Shares of that Class.
“Year-End Allocation” has the meaning set forth in Section 5.2(c).
1.2.Interpretation. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Wherever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms. For all purposes of this Agreement, the term “control” and variations thereof shall mean possession of the authority to direct or cause the direction of the management and policies of the specified entity, through the direct or indirect ownership of equity interests therein, by contract or otherwise. As used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” As used in this Agreement, the terms “herein,” “hereof” and “hereunder” shall refer to this Agreement in its entirety. Any references in this Agreement to “Sections” or “Articles” shall, unless otherwise specified, refer to Sections or Articles, respectively, in this Agreement. Any references in this Agreement to an “Exhibit” shall, unless otherwise specified, refer to an Exhibit attached to this Agreement, as such Exhibit may be amended from time to time. Each such Exhibit shall be deemed incorporated in this Agreement in full.
ARTICLE 2
PARTNERSHIP FORMATION AND IDENTIFICATION
2.1.Formation. The Partnership was formed as a limited partnership pursuant to the Act and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership Property, and the Partnership Interest of each Partner shall be personal property for all purposes.
2.2.Name, Office and Registered Agent. The name of the Partnership is J.P. Morgan REIT Operating Partnership, L.P. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners (or, in the sole discretion of the General Partner, earlier). The specified office and principal place of business of the Partnership shall be 277 Park Avenue, 9th Floor, New York, New York 10172. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
2.3.Partners.
(a)The General Partner of the Partnership is J.P. Morgan Real Estate Income Trust, Inc., a Maryland corporation. Its principal place of business is the same as that of the Partnership.
(b)The Limited Partners are the General Partner (in its capacity as a Limited Partner) and any other Persons identified as Limited Partners on the Partnership’s books and records. A Person shall be admitted as a Limited Partner of the Partnership at the time that (i) this Agreement or a counterpart hereof is executed by or on behalf of such Person and (ii) such Person is listed by the General Partner as a Limited Partner of the Partnership in the Partnership Register.
(c)The Special Limited Partner is J.P. Morgan REIT OP Special Limited Partner, L.P., a Delaware limited partnership. Its principal place of business is the same as that of the Partnership.
2.4.Term and Dissolution.
(a)The Partnership commenced upon the filing for record of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware on November 5, 2021, and shall continue indefinitely, except that the Partnership shall be dissolved upon the first to occur of any of the following events:
(i)The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b); provided, that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;
(ii)The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership; provided, that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full; or
(iii)The election by the General Partner that the Partnership should be dissolved.
(b)Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b)), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel any Certificate(s) and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.7. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s Debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.5.Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate(s) and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.
2.6.Certificates Representing Partnership Units. At the request of a Limited Partner, the General Partner, at its sole and absolute discretion, may issue (but in no way is obligated to issue) a certificate specifying the number and Class of Partnership Units owned by the Limited Partner as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:
“This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Limited Partnership Agreement of J.P. Morgan REIT Operating Partnership, L.P., as amended from time to time.”
ARTICLE 3
BUSINESS OF THE PARTNERSHIP
The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, and in a manner such that the General Partner will not be subject to any taxes under Section 857 or 4981 of the Code (to the extent the General Partner determines not being subject to such taxes is desirable), unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, Joint Venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the General Partner intends to qualify as a REIT for federal income tax purposes and that such qualification and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Charter. The General Partner on behalf of the Partnership shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.
ARTICLE 4
CAPITAL CONTRIBUTIONS AND ACCOUNTS
4.1.Capital Contributions. The General Partner and the Limited Partners have made Capital Contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on the Partnership’s books and records. The General Partner may keep the Partnership’s books and records of the Partnership which shall include, among other things, a register that contains the name, address, and number and Class of Partnership Units of each Partner (the “Partnership Register”) and that reflects periodic changes to the Capital Contributions made by the Partners and redemptions and other purchases of Partnership Units by the Partnership, and corresponding changes to the Partnership Interests of the Partners, without preparing an amendment to this Agreement. Any reference in this Agreement to the Partnership Register shall be deemed a reference to the Partnership Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Partnership Register without any need to obtain the consent or approval of any other Partner. No action of any Limited Partner shall be required to amend or update the Partnership Register.

Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Partnership Register relating to any Partner other than itself.
4.2.Classes of Partnership Units. The General Partner is hereby authorized to cause the Partnership to issue Partnership Units designated as Class T Units, Class S Units, Class D Units, Class I Units, Class E Units, Class X Units and Class Y Units. Each such Class shall have the rights and obligations attributed to that Class under this Agreement.
4.3.Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.3 or in Section 4.4, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3.
(a)Issuances of Additional Partnership Interests.
(i)General. The General Partner is hereby authorized, without the approval of any Limited Partner, to cause the Partnership to issue at any time or from time to time to the Partners (including the General Partner) or to other Persons, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion and for any Partnership purpose, additional Partnership Interests in the form of Partnership Units, including but not limited to, Partnership Units issued (i) in connection with the issuance of REIT Shares of or other interests in the General Partner, (ii) to the Special Limited Partner with respect to payments made pursuant to the Quarterly Allocation or Year-End Allocation, (iii) to the Adviser in lieu of cash fees pursuant to the Advisory Agreement, (iv) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (v) in connection with any merger of any other Person into the Partnership, (vi) upon the contribution of property or assets to the Partnership or otherwise in connection with the Partnership’s acquisition of a property or assets, and (vii) in exchange for Capital Contributions from Limited Partners upon the General Partner’s issuance of Drawdown Notices pursuant to the terms of such Limited Partners Subscription Agreements. Upon the issuance of any additional Partnership Interest, the General Partner shall, without the Consent of any other Partners, amend the Partnership Register as appropriate to reflect such issuance. Any additional Partnership Interests issued thereby may be issued in one or more Classes (including the Classes specified in this Agreement or any other Classes), or one or more series of any of such Classes, with such designations, preferences and relative, participating, optional or other special rights, voting and other powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such Class or series of Partnership Interests; (ii) the right of each such Class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such Class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:
(1)the additional Partnership Interests are issued in connection with an issuance of Additional Securities by the General Partner in accordance with Section 4.3(a)(iii);
(2)the additional Partnership Interests are issued in exchange for property owned by the General Partner or in exchange for other consideration with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests;
(3)the additional Partnership Interests are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership; or
(4)the additional Partnership Interests are also offered or issued to all Partners holding Partnership Units of the same Class or series in proportion to the Partnership Units of such Class or series held by such Partners.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.
(ii)Adjustment Events. In the event the General Partner (i) declares or pays a dividend on any Class of its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of any Class of its outstanding REIT Shares in REIT Shares, (ii) subdivides any Class of its outstanding REIT Shares, or (iii) combines any Class of its outstanding REIT Shares into a smaller number of REIT Shares with respect to any Class of REIT Shares, then a corresponding adjustment to the number of outstanding Partnership Units of the applicable Class necessary to maintain the proportionate relationship between the number of outstanding Partnership Units of such Class to the number of outstanding REIT Shares of such Class shall automatically, and without further action by the General Partner or any Limited Partner, be made. Additionally, in the event that any other entity shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the number of outstanding Partnership Units of each Class shall be adjusted by multiplying such number by the number of shares of the Successor Entity into which one REIT Share of such Class is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the number of outstanding Partnership Units of any Class shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, or such merger, consolidation or combination, the number of outstanding Partnership Units of any Class shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination or such merger, consolidation or combination. If the General Partner takes any other action affecting the REIT Shares other than actions specifically described above and, in the opinion of the General Partner such action would require an adjustment to the number of Partnership Units to maintain the proportionate relationship between the number of outstanding Partnership Units to the number of outstanding REIT Shares, the General Partner shall have the right to make such adjustment to the number of Partnership Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances.
(iii)Upon Issuance of Additional Securities. Upon the issuance by the General Partner of any Additional Securities (including pursuant to the General Partner’s distribution reinvestment plan) other than to all holders of REIT Shares, the General Partner shall contribute any net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership in return for, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights such that their economic interests are substantially similar to those of the Additional Securities; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of assets that would not be owned directly or indirectly by the Partnership, but if and only if, such acquisition and issuance of Additional Securities is approved and determined to be in or not opposed to the best interests of the General Partner and the Partnership; provided further, that the General Partner is allowed to use net proceeds from the issuance and sale of such Additional Securities to repurchase REIT Shares pursuant to a share repurchase plan. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan that provides for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the

REIT Shares, either at the time of issuance or at the time of exercise. Without limiting the foregoing, if the General Partner issues REIT Shares of any Class for a cash purchase price and contributes all of the net proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units having the same Class designation as the issued REIT Shares equal to the number of such REIT Shares of that Class issued by the General Partner the proceeds of which were so contributed.
(b)Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, to the extent that the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, if the proceeds actually received and contributed by the General Partner in respect of the REIT Shares, the proceeds of which were so contributed are less than the gross proceeds of such issuance as a result of any underwriter’s discount, placement fee or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such expenses in accordance with Section 6.5 and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.3(a), and any such expenses shall be allocable solely to the Class of Partnership Units issued to the General Partner at such time. In connection with any and all issuances of REIT Shares pursuant to the General Partner’s distribution reinvestment plan, the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the distributions that have been reinvested in respect of the REIT Shares issued by the General Partner in return for an equal number of Partnership Units having the same Class designation as the issued REIT Shares.
4.4.Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans, purchase of additional Partnership Interests or otherwise (which the General Partner or such Affiliates will have the option, but not the obligation, of providing) or (iii) cause the Partnership to issue additional Partnership Interests and admit additional Limited Partners to the Partnership in accordance with Section 4.3.
4.5.Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv) and a Partner shall have a single Capital Account with respect to all Partnership Interests held by such Partner. If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership Property or money as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), (iv) the Partnership grants a Partnership Interest (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership or (v) another event occurs pursuant to which the Partnership may revalue its Property, the General Partner may (or shall, if required by the Regulations) revalue the Property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) or other applicable Regulation. When the Partnership’s Property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such Property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such Property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.
4.6.Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.6, the Profits and Losses (or items thereof) for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the adjustment occurs and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses (or items thereof) for the taxable year in which the adjustment occurs. The allocation of Profits and Losses (or items thereof) for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses (or items thereof) for the later part shall be based on the adjusted Percentage Interests.
4.7.No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.
4.8.Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.
4.9.No Third-Party Beneficiary. Except as expressly provided in this Agreement, no creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any Debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.
4.10.No Preemptive Rights. Except as expressly provided in this Agreement, no Person, including, without limitation, any Partner or assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest or to otherwise make an additional Capital Contribution.
4.11. 4.11.    Credit Facilities.
(a)    Notwithstanding any other provision of this Agreement to the contrary, the Partnership is authorized to arrange for, negotiate and enter into one or more credit facilities or other comparable financing arrangements on such terms as the General Partner may elect (each, a “Credit Facility”) that are secured by, among other things, the Capital Commitments of Limited Partners, to finance the acquisition and ownership of Partnership assets and to otherwise carry out the business and activities permitted hereunder (including to finance and refinance Partnership assets to the extent that property-specific financing has not been secured, to make deposits and acquire assets through borrowings in lieu of, or in advance of, Capital Contributions, and to pay Partnership expenses and fees). A Credit Facility may be established by the General Partner, the Partnership or one or more of the Partnership’s Subsidiaries and the Partnership is authorized to act as a guarantor of any such Credit Facility. In connection with a Credit Facility, the General Partner and the Partnership shall be authorized to pledge, charge, mortgage, assign, transfer and grant security interests in (A) all Capital Contributions of the Limited Partners, the General Partner’s right to deliver Drawdown Notices and collect the Capital Contributions hereunder and the obligations of Limited Partners to make Capital Contributions to the Partnership, (B) the Limited Partners’ Subscription Agreements and the Limited Partners’ obligations to make Capital Contributions thereunder and (C) a Partnership collateral account into which the payment by the Limited Partners of their unfunded Capital Commitments are to be made. In the event that, as a result of any such pledge, charge, mortgage, assignment, transfer or grant of a security interest, a Limited Partner makes a payment directly to a Partnership account as requested by a lender pursuant thereto, such payment shall be deemed to be a Capital Contribution of such Limited Partner to the Partnership.

(b)    Each Limited Partner understands, acknowledges and agrees, in connection with any Credit Facility as follows: (1) the Limited Partners shall remain absolutely and unconditionally obligated to fund Capital Contributions as duly called by the General Partner or by the lender under a Credit Facility (including, without limitation, those required as a result of the failure of any other Limited Partner to advance funds with respect to a call for a Capital Contribution), without setoff, counterclaim or defense, including without limitation any defense of fraud or mistake, or any defense under any bankruptcy or insolvency law, including Section 365 of the Bankruptcy Code, subject in all cases to the Limited Partners’ rights to assert such claims against the Partnership in one or more separate actions; provided that, any such claims shall be subordinate to all payments due to the lenders under a Credit Facility; (2) the General Partner may from time to time request the delivery to the General Partner or the lender under the Credit Facility within ninety (90) days after the end of such Limited Partner’s fiscal year, a copy of such Limited Partner’s annual report or such Limited Partner’s balance sheet as of the end of such fiscal year and the related statements of operations prepared or reviewed by independent public accountants in connection with such Limited Partner’s annual reporting requirements; (3) that the General Partner or the lender under the Credit Facility may from time to time request a certificate confirming the remaining amount of such Limited Partner’s unfunded Capital Commitment and each Limited Partner agrees to comply with such requests; (4) confirms that to such Limited Partner’s knowledge, as of the date hereof, there is no default under such Limited Partner’s Subscription Agreement or this Agreement, or claim or defense against any third-party lender or any Affiliate thereof or other circumstances that with the passage of time or notice would constitute a default under such Limited Partner’s Subscription Agreement or this Agreement, constitute a defense to, or right of offset against, such Limited Partner’s obligation to fund its Capital Commitment, or otherwise reduce its Capital Commitment; (5) confirms that such Limited Partner’s Subscription Agreement and this Agreement constitute such Limited Partner’s legal, valid and binding obligation, enforceable against such Limited Partner in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and to general principles of equity; (6) confirms that such Limited Partner is subject to commercial law with respect to its obligations under this Agreement and such Limited Partner’s Subscription Agreement; (7) the making and performance of this Agreement and such Limited Partner’s Subscription Agreement constitute private and commercial acts rather than governmental or public acts, and that neither such Limited Partner nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, execution of a judgment or from any other legal process with respect to its obligations under this Agreement or such Limited Partner’s Subscription Agreement; (8) to the extent that such Limited Partner may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or the Subscription Agreement to claim any such immunity, and to the extent that in any such jurisdiction there may be attributed to such Limited Partner such an immunity (whether or not claimed), such Limited Partner hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by applicable law; (9) acknowledges that for so long as the Credit Facility is in place, the Partnership has agreed not to amend, modify, cancel, terminate, reduce, suspend or waive any of such Limited Partner’s obligations under such Limited Partner’s Subscription Agreement or this Agreement without such lender’s prior written consent; and (10) acknowledges and confirms that all future payments made by such Limited Partner under such Limited Partner’s Subscription Agreement or this Agreement will be made by wire transfer of immediately available funds only to such account of the Partnership as the General Partner may specify and in which such lender shall maintain a security interest.
(c)    Each Limited Partner further agrees to deliver, upon the request of the General Partner for provision to the third-party lender, (1) an investor letter acknowledging its Partnership Interests in the Partnership and the other facts and circumstances described in this Section 4.11, (2) appropriate estoppel certificates and parent entity guarantees (to the extent required by lenders to the Partnership or any of its

Subsidiaries), (3) required opinions of counsel regarding the due formation, valid existence and good standing of such Limited Partner and the due authorization, valid execution and delivery of its Subscription Agreement, this Agreement, the investor letter and any documents executed in connection with any such borrowing, and such other opinion issues as may be requested by such lenders, and (4) such other instruments or to take such other action as the General Partner or such lender may reasonably require in order to effect any such borrowings by the Partnership or any of its Subsidiaries. Each Limited Partner subject to ERISA shall also provide to the Partnership (and its Subsidiary) and to the lender, if so requested, information and representations necessary to enable the Partnership to determine whether the lending arrangement will constitute a non-exempt “prohibited transaction” under ERISA Section 406 or Code Section 4975.
(d)    Notwithstanding anything in this Agreement or such Limited Partner’s Subscription Agreement to the contrary, each Limited Partner acknowledges and agrees (1) that any excuse right with respect to any Capital Contribution under this Agreement or such Limited Partner’s Subscription Agreement, shall not be applicable with respect to any Drawdown Notice the purpose of which is to repay amounts due under the Credit Facility, regardless of whether the related Drawdown Notice is delivered by the General Partner or the lender under the Credit Facility; (2) in the event the Limited Partner is entitled to withdraw from the Partnership pursuant to any provision of this Agreement or such Limited Partner’s Subscription Agreement or a Side Letter, prior to the effectiveness of such withdrawal, such Limited Partner shall be obligated to fund such Capital Contributions as may be required under the terms of the Credit Facility as a result of such withdrawal (to the extent of such Limited Partner’s unfunded Capital Commitment); (3) that the lender under the Credit Facility may have certain consent rights with respect to the Transfer of such Limited Partner’s Partnership Interests, and any such Transfer will be subject to satisfaction of such consent rights, including, if required pursuant to the terms of the Credit Facility, funding Capital Contributions required to reduce the outstanding amounts under the Credit Facility resulting from such Transfer; and (4) that the lender under the Credit Facility is extending credit to the Partnership in reliance on such Limited Partner’s funding of its Capital Contributions as such lender’s primary source of repayment.
ARTICLE 5
PROFITS AND LOSSES; DISTRIBUTIONS
5.1.Allocation of Profit and Loss.
(a)General Partner Gross Income Allocation. There shall be specially allocated to the General Partner an amount of (i) first, items of Partnership income and (ii) second, items of Partnership gain during each fiscal year or other applicable period, before any other allocations are made hereunder, in an amount equal to the excess, if any, of the cumulative reimbursements made to the General Partner under Section 6.5(b) (other than reimbursements which would properly be treated as “guaranteed payments” or which are attributable to the reimbursement of expenses which would properly be either deductible by the Partnership or added to the tax basis of any Partnership asset) over the cumulative allocations of Partnership income and gain to the General Partner under this Section 5.1(a).
(b)General Allocations. The items of Profit and Loss of the Partnership for each fiscal year or other applicable period, shall be allocated among the Partners in a manner that will, as nearly as possible (after giving effect to the allocations under Section 5.1(a), 5.1(c) and 5.1(g)) cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Values, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and the remaining cash proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2, minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.
(c)Regulatory Allocations. Notwithstanding any other provision of this Agreement:
(i)Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This Section 5.1(c)(i) is intended to comply with the minimum gain chargeback requirements in such Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Regulations Sections 1.704-2(f) and 1.704-2(i)(4).
(ii)Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit Capital Account balance created by such adjustments, allocations or distributions as promptly as possible; provided, that an allocation pursuant to this Section 5.1(c)(ii) shall be made only to the extent that a Partner would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.1(c)(ii) were not in this Agreement. This Section 5.1(c)(ii) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.
(iii)Gross Income Allocation. If one or more Partners has a deficit Capital Account at the end of any fiscal year that is in excess of the sum of (i) the amount each such Partner is obligated to restore, if any, pursuant to any provision of this Partnership Agreement, and (ii) the amount each such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible (in proportion to the amount of such deficit); provided that an allocation pursuant to this Section 5.1(c)(iii) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been tentatively made as if Section 5.1(c)(ii) and this Section 5.1(c)(iii) were not in this Partnership Agreement.
(iv)Payee Allocation. If any payment to any person that is treated by the Partnership as the payment of an expense is recharacterized by a taxing authority as a Partnership distribution to the payee as a partner, such payee shall be specially allocated, in the manner determined by the General Partner, an amount of Partnership gross income and gain as quickly as possible equal to the amount of the distribution.
(v)Nonrecourse Deductions. Nonrecourse Deductions shall be allocated pro rata based on the number of Partnership Units held by each Partner. “Nonrecourse Deductions” has the meaning specified in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).
(vi)Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with

Regulations Section 1.704-2(j). “Partner Nonrecourse Deductions” has the meaning specified in Regulations Section 1.704-2(i)(2).
(vii)Special Allocations. Any special allocations of income or gain pursuant to Section 5.1(c)(ii) or Section 5.1(c)(iii) hereof shall be taken into account in computing subsequent allocations pursuant to Section 5.1(b) and this Section 5.1(c)(vii), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Section 5.1(c)(ii) or Section 5.1(c)(iii) had not occurred.
(viii)Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in accordance with their respective interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(ix)Excess Nonrecourse Liabilities. The Partnership shall allocate “nonrecourse liabilities” (within the meaning of Regulations Section 1.752-1(a)(2)) of the Partnership that are secured by multiple Properties under any reasonable method chosen by the General Partner in accordance with Regulations Section 1.752-3(a)(3) and (b). For purposes of determining a Partner’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Partner’s respective interest in Partnership profits shall be equal to the relative Net Asset Value of the Partners’ Partnership Units, except as otherwise determined by the General Partner.
(x)Special Allocations of Class-Specific Items. To the extent that any items of income, gain, loss or deduction of the General Partner are allocable to a specific Class or Classes of REIT Shares as provided in the Prospectus, including, without limitation, Distribution Fees, such items, or an amount equal thereto, shall be specially allocated to the Classes or Series of Partnership Units corresponding to such Class or Classes of REIT Shares. Without limiting the foregoing, items of loss or deduction attributable to Distribution Fees and Advisory Fees, upfront selling commissions, upfront dealer manager fees and the Quarterly Allocation or Year-End Allocation shall be allocated to Classes of Partnership Units other than Class E Units.
(d)Allocations Between Transferor and Transferee. If a Partner Transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the Transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.
(e)Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) all items of income, gain, loss or deduction allocated pursuant to Sections 5.1(c)(i) through (iii) shall not be taken into account in computing such taxable income or loss; (ii) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profit and Loss shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization, gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv)

upon an adjustment to the Carrying Value of any asset pursuant to the definition of Carrying Value (other than an adjustment in respect of depreciation, amortization or cost recovery deductions), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (v) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of Profit and Loss shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the Partners may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profit and Loss; and (vi) except for items in (i) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profit and Loss pursuant to this definition shall be treated as deductible items.
(f)Tax Allocations.
(i)All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Profit and Loss shall be allocated among the Partners pursuant to this Partnership Agreement in the manner determined by the General Partner, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.
(ii)Notwithstanding Section 5.1(f)(i) hereof, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) with respect to Property that is contributed to the Partnership with an initial Carrying Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Partners for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner. In the event that the Carrying Value of any Partnership asset is adjusted to equal its respective fair market value, subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Carrying Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner. Allocations pursuant to this Section 5.1(f)(ii) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profit, Loss or any other items or distributions pursuant to any provision of this Agreement.
(g)Curative Allocations. The allocations set forth in Section 5.1(c) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.1(g). Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Sections 5.1(a) and (b).
5.2.Distribution of Cash.
(a)The Partnership shall distribute cash on a monthly (or, at the election of the General Partner, in its sole discretion, more or less frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such month (or other distribution period) in accordance with Section 5.2(b). The Partnership shall be deemed to have distributed cash to the General Partner in an amount equal to the amount of distributions by the General Partner that are reinvested in REIT Shares issued by the General

Partner pursuant to the General Partner’s distribution reinvestment plan, and the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of such distributions in return for an equal number of Partnership Units having the same Class designation as the issued REIT Shares. The Partnership shall be deemed to have distributed cash to a Limited Partner in an amount equal to the amount of distributions by the Partnership that are reinvested in Partnership Units issued by the Partnership to such Limited Partner pursuant to Section 5.9, and such Limited Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of such distributions in return for such Partnership Units issued pursuant to Section 5.9. The number of Partnership Units issued to any such Limited Partner in respect of such reinvested distributions shall equal the amount of such reinvested distributions divided by the most recent Net Asset Value Per Unit of the applicable Class of Partnership Units at the time of such distribution (after accounting for any reduction in Net Asset Value Per Unit as a result of such distribution).
(b)Except for distributions pursuant to Section 5.7 in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 5.2(c), 5.2(d), 5.2(e), 5.3 and 5.4, all distributions of cash (including any deemed distributions pursuant to Section 5.2(a)) shall be made to the Partners in amounts proportionate to the aggregate Net Asset Value of the Partnership Units held by the respective Partners on the Partnership Record Date, except that the amount distributed per Partnership Unit of any Class may differ from the amount per Partnership Unit of another Class (i) on account of differences in Class-specific expense allocations with respect to REIT Shares as described in the Prospectus or with respect to Partnership Units (including, without limitation Distribution Fees, Advisory Fees and the Quarterly Allocation or Year-End Allocation which shall be a Class-specific expense allocable to Classes of Partnership Units (and corresponding Classes of REIT Shares) other than Class E Units), or (ii) for other reasons as determined by the Board of Directors of the General Partner (including Advisory Fees and the Quarterly Allocation and Year-End Allocation payable to the Special Limited Partner, each of which are class-specific expenses). Any such differences shall correspond to differences in the amount of distributions per REIT Share for REIT Shares of different Classes, with the same adjustments being made to the amount of distributions per Partnership Unit for Partnership Units of a particular Class as are made to the distributions per REIT Share by the General Partner with respect to REIT Shares having the same Class designation. Distributions per Class E Unit will equal the distributions per Class I Unit.
(c)Notwithstanding the foregoing, so long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner shall be entitled to a quarterly distribution (the “Quarterly Allocation”), promptly following the end of each calendar quarter that is not also the end of a calendar year (which shall accrue on a monthly basis and be measured on a calendar year basis) in an amount equal to:
(i)With respect to the Performance Participation OP Units:
(1)First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause; and
(2)Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
(ii)With respect to the Class X Units and Class Y Units:
(1)First, if the Class X and Y Total Return for the applicable period exceeds the sum of (i) the Class X and Y Hurdle Amount for that period and (ii) the Class X and Y Loss Carryforward Amount (any such excess, “Class X and Y Excess Profits”), 50% of such Class X and Y Excess Profits until the total amount allocated to the Special Limited Partner equals 10% of the sum of (x) the Class X and Y Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause; and

(2)Second, to the extent there are remaining Class X and Y Excess Profits, 10% of such remaining Class X and Y Excess Profits.
If a Quarterly Allocation is distributed to the Special Limited Partner and at the end of a subsequent calendar quarter in the same calendar year the Special Limited Partner is entitled to less than the aggregate amount of all previously received Quarterly Allocations in such calendar year (such amount, a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or the Year-End Allocation (as defined below) in that calendar year shall be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall is not applied pursuant to the previous sentence by the end of such calendar year, distributions of any Quarterly Allocations and the Year-End Allocation in the subsequent four calendar years shall be reduced by an amount equal to (A) the remaining Quarterly Shortfall, plus (B) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Special Limited Partner (or its Affiliate) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partner (or its Affiliate) shall promptly pay the Partnership the remaining Quarterly Shortfall Obligation in cash.
In addition, so long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner shall be entitled to an annual distribution (the “Year-End Allocation”), promptly following the end of each calendar year in an amount equal to (i) and (ii) above, minus the cumulative amount of Quarterly Allocations distributed to the Special Limited Partner in the same calendar year to which the Year-End Allocation relates; provided, that such Year-End Allocation shall be reduced (but not below an amount equal to cumulative amount of Quarterly Allocations and the Year-End Allocation relating to such calendar year) by the amount of any direct or indirect performance fee or incentive allocation that the Partnership or the General Partner incurs as an investor in any JPM-Advised Fund with respect to such calendar year (such amount, the “JPM-Advised Fund Reduction Amount”); provided, further, that if the JPM-Advised Fund Reduction Amount reduces the Year-End Allocation below zero (such amount, a “JPM-Advised Fund Shortfall”), then subsequent distributions of any Quarterly Allocations or the Year-End Allocation in the subsequent calendar year shall be reduced by the absolute value of such JPM-Advised Fund Shortfall, until such time as no JPM-Advised Fund Shortfall remains. If all or any portion of a JPM-Advised Fund Shortfall is not applied pursuant to the previous sentence by the end of such calendar year, then distributions of any Quarterly Allocations and the Year-End Allocation in the subsequent four calendar years shall be reduced by an amount equal to (A) the remaining JPM-Advised Fund Shortfall, plus (B) an annual rate of 5% on the remaining JPM-Advised Fund Shortfall measured from the first day of the calendar year following the year in which the JPM-Advised Fund Shortfall arose and compounded quarterly (collectively, the “JPM-Advised Fund Quarterly Shortfall Obligation”) until such time as no JPM-Advised Fund Quarterly Shortfall Obligation remains; provided, that the Special Limited Partner (or its Affiliate) may make a full or partial cash payment to reduce the JPM-Advised Fund Quarterly Shortfall Obligation at any time; provided, further, that if any JPM-Advised Fund Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partner (or its Affiliate) shall promptly pay the Partnership the remaining JPM-Advised Fund Quarterly Shortfall Obligation in cash.
Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount for any calendar year will not be carried forward to subsequent calendar years.

Any amount by which Class X and Y Total Return falls below the Class X and Y Hurdle Amount and that does not constitute Class X and Y Loss Carryforward Amount for any calendar year will not be carried forward to subsequent calendar years.
With respect to all Performance Participation OP Units, Class X Units and Class Y Units that are repurchased at the end of any month in connection with repurchases of REIT Shares pursuant to the General Partner’s share repurchase plan or pursuant to Section 8.5, the Special Limited Partner shall be entitled to such Quarterly Allocation or Year-End Allocation, as applicable, in an amount calculated as described above, calculated in respect of the portion of the calendar quarter or year, as applicable, for which such Performance Participation OP Units, Class X Units or Class Y Units were outstanding, and proceeds for any such Performance Participation OP Unit, Class X Unit or Class Y Unit repurchase will be reduced by the amount of any such Quarterly Allocation or Year-End Allocation.
Distributions on the Quarterly Allocation and the Year-End Allocation may each be payable in cash, Class I Units or Class E Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Class I Units or Class E Units, the Special Limited Partner will receive the number of Class I Units or Class E Units that results from dividing the Quarterly Allocation or the Year-End Allocation, as applicable, by the Net Asset Value Per Unit of the applicable Class of Partnership Units at the time of such distribution. If the Special Limited Partner elects to receive such distributions in Class I Units or Class E Units, the Special Limited Partner may request the Partnership to redeem such Partnership Units from the Special Limited Partner at any time thereafter pursuant to Section 8.5.
The measurement of the change in Net Asset Value Per Unit for the purpose of calculating the Total Return and the Class X and Y Total Return is subject to adjustment by the Board of Directors of the General Partner to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the Board of Directors of the General Partner deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets.
The Special Limited Partner will not be obligated to return any portion of the Year-End Allocation paid due to the subsequent performance of the Partnership.
In the event the Advisory Agreement is terminated (including by means of non-renewal), the Special Limited Partner will be allocated any accrued Quarterly Allocation and the Year-End Allocation, as applicable, with respect to all Performance Participation OP Units, Class X Units and Class Y Units as of the date of such termination.
(d)To the extent the Partnership is required by law to withhold or to make tax payments (including interest and penalties thereon) on behalf of or with respect to any Partner (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever the General Partner selects the option set forth in clause (ii) of the immediately preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Partnership Agreement such Partner shall be treated as having received all distributions unreduced by the amount of such Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership and the General Partner and any member, officer or director of the General Partner from and against any liability with respect to Tax Advances required on behalf of or with respect to such Partner. Each Partner shall furnish the General Partner with such information, forms and certifications as it may require and as are necessary to comply with the regulations governing the obligations of withholding tax agents, as well as such information, forms and certifications as are necessary with respect to any withholding taxes imposed by countries other than the United States and represents and warrants that the information and forms furnished by it shall be true and accurate in all respects. The amount of any taxes paid by or withheld from receipts of the Partnership (or any investment in which the Partnership invests that is treated as a flow-through entity for U.S. federal income tax purposes) allocable to a Partner from an investment shall be deemed to have been distributed to each Partner to the extent that the payment or withholding of such taxes reduced distribution proceeds otherwise distributable to such Partner as provided herein.
(e)In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.
(f)Notwithstanding anything to the contrary in this Section 5.2, upon the triggering of a Pro-Rata Period, payment or distribution of the Quarterly Allocation or Year-End Allocation, as applicable, shall be deferred until the terms of the deferral are satisfied as set forth in the General Partner’s share repurchase plan.
5.3.REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to make stockholder distributions that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.
5.4.No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.
5.5.Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.
5.6.Amendments to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, the General Partner is hereby authorized, without the Consent of any other Partner, to make such revisions to this Article 5 and other provisions of this Agreement as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions and allocations to Holders of certain Classes of Partnership Units.
5.7.Distributions Upon Liquidation. Immediately before liquidation of the Partnership, (a) Class T Units will automatically convert to Class I Units at the Class T Conversion Rate, (b) Class S Units will automatically convert to Class I Units at the Class S Conversion Rate, (c) Class D Units will automatically convert to Class I Units at the Class D Conversion Rate, (d) Class E Units will automatically convert to Class I Units at the Class E Conversion Rate, (e) Class X Units will automatically convert to Class I Units at the Class X Conversion Rate and (f) Class Y Units will automatically convert to Class I Units at the Class Y Conversion Rate. Upon liquidation of the Partnership, after payment of, or adequate provision for, Debts, obligations and establishment of reserves of the Partnership, including any Partner loans, and after payment of any accrued Quarterly Allocation and Year-End Allocation to the Special Limited Partner and any preferred return owed to any other Partnership Units, any remaining assets of the Partnership shall be distributed to each holder of Class I Units, ratably with each other holder of Class I Units, which will include all converted Class T Units, Class S Units, Class D Units, Class E Units, Class X Units and Class Y Units in such proportion as the number of outstanding Class I Units held by such holder bears to the total number of outstanding Class I Units then outstanding.
Notwithstanding any other provision of this Agreement, the amount by which the value, as determined in good faith by the General Partner, of any property other than cash to be distributed in kind to the Partners exceeds or is less than the Carrying Value of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account in computing Profit and Loss of the Partnership for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Partners, pursuant to this Agreement.

To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent Debts or obligations.
5.8.Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss pursuant to this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.
5.9.Reinvestment. Subject to legal, tax, regulatory or other similar considerations, each Limited Partner holding Partnership Units agrees to participate in the reinvestment program of distributions to the holders of Partnership Units (the “DRIP” and any participating Limited Partner, a “DRIP Participant”) unless otherwise agreed with the General Partner in writing. The following provisions shall apply to the DRIP and any Limited Partner’s participation therein:
(a)Subject to Section 5.9(b)(v), the General Partner shall, on behalf of each DRIP Participant, reinvest all distributions to be made to such DRIP Participant with respect to its Partnership Units in exchange for such DRIP Participant being issued additional Partnership Units of the same Class of Partnership Units held by such DRIP Participant with respect to which such distribution is being made. Partnership Units issued pursuant to the DRIP shall be purchased at the applicable Net Asset Value Per Unit on the date that the distribution is payable (calculated as of the most recent month end).
(b)In connection with this Section 5.9, each Limited Partner agrees and acknowledges as follows:
(i)The Partnership has designated the General Partner to administer the DRIP and act as agent for the DRIP Participants. The General Partner shall credit distributions to DRIP Participants on the basis of whole or fractional Partnership Units, and shall reinvest such distributions in additional Partnership Units of the same Class of Partnership Units to which the distribution relates.
(ii)A DRIP Participant shall remain in the DRIP until such DRIP Participant withdraws from the DRIP in accordance with Section 5.9(b)(v) or the General Partner terminates or suspends the DRIP.
(iii)A DRIP Participant shall, on the date that the distribution is payable, be deemed to have received a cash distribution from the Partnership and then made a Capital Contribution in the same amount for the purchase of additional Partnership Units (at the then-current Net Asset Value Per Unit, calculated as of the most recent month end). No interest shall be paid on cash distributions pending reinvestment under the terms of the DRIP.
(iv)No DRIP Participant shall have any authorization or power to direct the time or price at which Partnership Units shall be purchased. The total amount to be invested shall depend on the amount of any distributions paid on the number of Partnership Units owned by the DRIP Participant, as well as any withholding taxes paid on behalf of such DRIP Participant.
(v)DRIP Participants may elect to withdraw from the DRIP with respect to the Partnership Units held in their account in the DRIP by providing 10 days’ prior written notice of such election to withdraw in a form acceptable to the General Partner and such election to withdraw shall be effective until rescinded by providing written notice of an election to reinstate participation in the DRIP in a form acceptable to the General Partner. Such written notice of such election to withdraw or be reinstated, as the case may be, must be received by the General Partner prior to the last business day of the month in order for a Participant’s termination to be effective for such month (i.e., a timely termination notice will be effective as of the last business day of a month in which it is timely received and will not affect participation in the DRIP for any prior month). Any Transfer of Partnership Units by a DRIP Participant to a non-DRIP Participant will terminate participation in the DRIP with respect to the Transferred Partnership Units. If a DRIP Participant requests that the Company repurchase all or any portion of the DRIP Participant’s

Partnership Units, the DRIP Participant’s participation in the DRIP with respect to the DRIP Participant’s Partnership Units for which repurchase was requested but that were not repurchased will be terminated. If a DRIP Participant terminates DRIP participation, the Partnership may, at its option, ensure that the terminating DRIP Participant’s account will reflect the whole number of Partnership Units in such DRIP Participant’s account and provide a check or other instrument of payment for the cash value of any fractional share in such account. Upon termination of DRIP participation for any reason, future distributions will be distributed to the Investor in cash (except for allowable in-kind distributions).
(c)This Section 5.9 shall not apply to any distributions to the General Partner made pursuant to Section 5.2(a) or any distributions to the Special Limited Partner pursuant to Section 5.2(c).
ARTICLE 6
RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER
6.1.Management of the Partnership.
(a)Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement and without limiting any powers of the Adviser pursuant to the Advisory Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:
(i)to acquire, purchase, own, operate, lease and dispose of any Property;
(ii)to construct buildings and make other improvements on the Properties owned or leased by the Partnership;
(iii)to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured Debt obligations of the Partnership, Debt obligations of the Partnership convertible into any Class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;
(iv)to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets, including pursuant to Section 4.11;
(v)to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;
(vi)to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets, including pursuant to Section 4.11;
(vii)to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the General Partner, the Partnership or any Subsidiary of either of the foregoing, to third parties or to the General Partner as set forth in this Agreement;

(viii)to lease all or any portion of any of the Partnership’s assets, whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;
(ix)to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation, including in all such legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolutions, with respect to the Partners, the Partnership or the Partnership’s assets;
(x)to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business, including the registration of any Class or series of the Partnership Units under the Securities Act or the Securities Exchange Act of 1934, as amended, and the listing of any Debt securities of the Partnership on any securities exchange or trading forum;
(xi)to make or revoke any election permitted or required of the Partnership by any taxing authority;
(xii)to maintain such insurance coverage for public liability, fire and casualty and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as the General Partner shall determine from time to time;
(xiii)to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute such proceeds in accordance with the terms of this Agreement;
(xiv)to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership and to retain legal counsel, accountants, consultants, real estate brokers and such other Persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such remuneration as the General Partner may deem reasonable and proper;
(xv)to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;
(xvi)to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;
(xvii)to maintain accurate accounting records and to file all federal, state and local income tax returns on behalf of the Partnership;
(xviii)to distribute Partnership cash or other Partnership assets in accordance with the terms of this Agreement;
(xix)to form or acquire an interest in, and contribute property to, any further limited or general partnerships, Joint Ventures or other relationships that the General Partner deems desirable (including, without limitation, the acquisition of interests in, and the contributions of Property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);
(xx)to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;
(xxi)to merge, consolidate or combine the Partnership with or into another Person;

(xxii)to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code;
(xxiii)the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership, or any other Person in which the Partnership has a direct or indirect interest pursuant to contractual or other arrangements;
(xxiv)to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act; and
(xxv)to enter into transactions in derivative instruments (including without limitation structuring an investment as a credit default swap, total return swap or other over-the-counter derivative contract, instrument or participation or using a similar arrangement to leverage, access or enhance investments) and hedging arrangements (including without limitation to reduce the Partnership’s equity, currency, commodity price or interest rate exposure or other risks related to an investment).
(b)Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.
(c)In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it, but shall be obligated to take such action as is necessary to ensure satisfaction by it of the REIT Requirements with respect to the General Partner. To the fullest extent permitted by law, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement. Notwithstanding the foregoing, in connection with the acquisition of properties from Persons to whom the Partnership issues Partnership Interests as part of the purchase price, in order to preserve such Persons’ tax deferral, the Partnership may contractually agree not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the Properties without compensating the sellers of the Properties for their loss of the tax deferral.
6.2.Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder to any Person, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person (which may include the Adviser) may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.
6.3.Indemnification and Exculpation of Indemnitees.
(a)To the fullest extent permitted by law, the Partnership shall indemnify and hereby agrees to indemnify and hold harmless an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, costs and expenses (including reasonable legal fees and expenses), judgments, fines, settlements, penalties and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and that relate to the operations of the Partnership in accordance with the terms of this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and constituted willful misconduct or gross negligence; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by settlement, judgment, order or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner that the Indemnitee believed to be in or not opposed to the best interests of the Partnership or that the Indemnitee’s conduct constituted fraud, willful misconduct, gross negligence, a material breach of this Agreement, a breach of its fiduciary duty or, with respect to any criminal action or proceeding, an Indemnitee had no reasonable cause to believe his conduct was unlawful. Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.
(b)The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
(c)The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
(d)The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
(f)In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and the Charter.
(h)The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
6.4.Liability and Obligations of the General Partner.
(a)Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission not amounting to willful misconduct or gross negligence. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity if the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its stockholders collectively, and that neither the General Partner nor its Board of Directors is under any obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its stockholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its stockholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its stockholders or any Limited Partner shall be resolved in favor of the stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.
(c)Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
(d)Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT and as a domestically controlled qualified investment entity within the meaning of Section 897(h)(4) of the Code or the Partnership to be taxed as a partnership, (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981 or any other provision of the Code, (iii) to ensure that the Partnership will not be classified as a “publicly traded partnership” under section 7704 of the Code, (iv) for the General Partner to otherwise satisfy the REIT Requirements or the Partnership to satisfy the “qualifying income” requirement of Code Section 7704(c) or (v) for any Affiliate to continue to qualify as a “qualified REIT subsidiary” within the meaning of Code Section 956(i)(2), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Partners in such amounts as will permit the General Partner to prevent the imposition of any federal income tax on General Partner (including, for this purpose, any excise tax pursuant to Code Section 4981), to make distributions to its stockholders and payments to any taxing authority sufficient to permit the General Partner to maintain REIT status or otherwise to satisfy the REIT Requirements).
(e)Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.
6.5.Reimbursement of General Partner.
(a)Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.
(b)The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses incurred by the General Partner.
6.6.Outside Activities.
(a)Subject to Section 6.7 hereof, the Charter and any agreements entered into by the General Partner or its Affiliates with the Partnership or any of its Subsidiaries, any officer, director, employee,

agent, trustee, Affiliate or stockholder of the General Partner shall be entitled to and may have, directly or indirectly, business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to communicate or offer any opportunities or interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person, even if it may raise a conflict of interest with the Limited Partners or the Partnership. The General Partner will not be liable for breach of any fiduciary or other duty by reason of the fact that such party pursues or acquires for, or directs such opportunity or interest to another Person or does not communicate or offer such opportunity or interest to the Partnership.
(b)No Limited Partner shall, by reason of being a Limited Partner in the Partnership, have any right to participate in any manner in any profits or income earned or derived by or accruing to the General Partner and its respective Affiliates, or the respective members, partners, officers, directors, employees, stockholders, agents or representatives thereof from the conduct of any business other than the business of the Partnership or from any transaction in instruments effected by the General Partner and its Affiliates or the respective members, partners, stockholders, officers, directors, employees or agents thereof for any account other than that of the Partnership.
6.7.Transactions With Affiliates.
(a)Any Affiliate of the General Partner or the Adviser may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor which the General Partner determines to be fair and reasonable.
(b)The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.
(c)The Partnership may transfer assets to Joint Ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant, and in which any of its Affiliates may or may not be a participant, upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement, applicable law, the Charter and the REIT status of the General Partner.
(d)Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s sole discretion, on terms that are fair and reasonable to the Partnership and in compliance with the Charter, the Advisory Agreement and the investment guidelines as established from time to time by the Board of Directors of the General Partner.
(e)The Partnership may invest in joint ventures with the Sponsor (as defined in the Charter) of the General Partner, the Adviser, one or more directors of the General Partner, or any Affiliate thereof or any Affiliate of the Partnership only if a majority of the Board of Directors (including a majority of Independent Directors (as defined in the Charter)) not otherwise interested in the transaction approve such investment as being fair and reasonable to the Partnership and the General Partner and on substantially the same terms and conditions as, or more favorable than, those received by other joint venturers.
6.8.Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the

General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the Property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
6.9.Repurchases and Exchanges of REIT Shares.
(a)Repurchases. If the General Partner repurchases any REIT Shares (other than REIT Shares repurchased with proceeds received from the issuance of other REIT Shares), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units having the same Class designation as the redeemed REIT Shares for that Class of Partnership Units on the same terms that the General Partner repurchased such REIT Shares (including any applicable discount to Net Asset Value).
(b)Exchanges. If the General Partner exchanges any REIT Shares of any Class (“Exchanged REIT Shares”) for, or converts any REIT Shares of any Class to, REIT Shares of a different Class (“Received REIT Shares”), then the General Partner shall, and shall cause the Partnership to, exchange or convert a number of Partnership Units having the same Class designation as the Exchanged REIT Shares, for Partnership Units having the same Class designation as the Received REIT Shares on the same terms that the General Partner exchanged or converted the Exchanged REIT Shares. The exchange of Partnership Units shall occur automatically after the close of business on the applicable date of the exchange of REIT Shares, as of which time the holder of a Class of Partnership Units having the same designation as the Exchanged REIT Shares shall be credited on the books and records of the Partnership with the issuance, as of the opening of business on the next day, of the applicable number of Partnership Units having the same designation as the Received REIT Shares.
(i)With respect to all Performance Participation OP Units, Class X Units and Class Y Units that are exchanged pursuant to this Section 6.9(b), the Special Limited Partner shall be entitled to such Quarterly Allocation or Year-End Allocation, as applicable, in an amount calculated as described in Section 5.2, calculated in respect of the portion of the calendar quarter or year, as applicable, for which such Performance Participation OP Units, Class X Units or Class Y Units were outstanding, and proceeds for any such Performance Participation OP Unit, Class X Unit or Class Y Unit exchange will be reduced by the amount of any such Quarterly Allocation or Year-End Allocation.
6.10.No Duplication of Fees or Expenses. The Partnership may not incur or be responsible for any fee or expense (in connection with an Offering or otherwise) that would be duplicative of fees and expenses paid by the General Partner.
ARTICLE 7
CHANGES IN GENERAL PARTNER
7.1.Transfer of the General Partner’s Partnership Interest.
(a)The General Partner shall not Transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in, or in connection with a transaction contemplated by, Section 7.1(b), (c) or (d).
(b)Except as otherwise provided in this Section 7.1 or Section 7.4 hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of incorporation or organizational form), in each case which results in a change of control of the General Partner (a “Transaction”), unless:
(i)the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners is obtained;

(ii)as a result of such Transaction all Limited Partners will receive for each Partnership Unit of each Class an amount of cash, securities or other property equal to the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share having the same Class designation as that Partnership Unit in consideration of such REIT Share; provided, that if in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities or other property which a Limited Partner holding Partnership Units would have received had it (1) exercised its Redemption Right and (2) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or
(iii)the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or (B) all Limited Partners receive in exchange for their Partnership Units of each Class, an amount of cash, securities or other property (expressed as an amount per REIT Share) that is no less than the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares having the same Class designation as the Partnership Units being exchanged.
(c)Notwithstanding Section 7.1(b), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.1(c). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount and the REIT Shares Amount after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares of each Class or options, warrants or other rights relating thereto, and which a holder of Partnership Units of any Class could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4.3(a)(ii). The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.5 so as to approximate the existing rights and obligations set forth in Section 8.5 as closely as reasonably possible. The above provisions of this Section 7.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.
In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction; provided that such efforts are consistent with the exercise of the Board of Directors’ fiduciary duties to the stockholders of the General Partner under applicable law.
(d)Notwithstanding Section 7.1(b), a General Partner may Transfer all or any portion of its General Partnership Interest to (i) a wholly-owned Subsidiary of such General Partner or (ii) the owner of all of the ownership interests of such General Partner, and following a Transfer of all of its General Partnership Interest, may withdraw as General Partner.
7.2.Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:
(a)the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a Certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 in connection with such admission shall have been performed;
(b)if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and
(c)counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that (x) the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act and (y) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal tax purposes or (ii) the loss of any Limited Partner’s limited liability.
7.3.Effect of Bankruptcy, Withdrawal, Death or Dissolution of the sole remaining General Partner.
(a)Upon the occurrence of an Event of Bankruptcy as to the sole remaining General Partner (and its removal pursuant to Section 7.4(a)) or the death, withdrawal, removal or dissolution of the sole remaining General Partner (except that, if the sole remaining General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b). The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.
(b)Following the occurrence of an Event of Bankruptcy as to the sole remaining General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of the sole remaining General Partner (except that, if the sole remaining General Partner is, on the date of such occurrence, a partnership, the withdrawal of, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section 7.2 and any other provisions of this Agreement, a substitute General Partner by consent of the Limited Partners holding a majority of the Percentage Interests of all Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired a Partnership Interest of a Partner in the Partnership shall be governed by this Agreement.
7.4.Removal of a General Partner.
(a)Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death or dissolution of, Event of Bankruptcy as to, or removal of, a partner in, such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.
(b)If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3, such General Partner shall promptly Transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by the Limited Partners in accordance with Section 7.3(b) and otherwise admitted to the Partnership in accordance with Section 7.2. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and the

Limited Partners holding a majority of the Percentage Interests of all Limited Partners within 10 days following the removal of the General Partner. If the parties are unable to agree upon an appraiser, the removed General Partner and the Limited Partners holding a majority of the Percentage Interests of all Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.
(c)The General Partnership Interest of a removed General Partner, during the time after default until Transfer under Section 7.4(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the Transfer is effective pursuant to Section 7.4(b).
(d)All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.
ARTICLE 8
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS
8.1.Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.
8.2.Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the Transfer by the Limited Partner of any part or all of its Partnership Interest.
8.3.Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any Debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due pursuant to the terms of this Agreement. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.
8.4.Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.
8.5.Redemption Right.
(a)Subject to this Section 8.5 and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them, each Limited Partner other than the General Partner, after holding any Partnership Units for at least one year (or such shorter period as consented to by the General Partner in its sole discretion), shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem (a “Redemption”) all or a portion of such Partnership Units (the “Tendered Units”) in exchange for REIT Shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the General Partner in its sole discretion (a “Redemption Right”). Any Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner exercising the Redemption Right (the “Tendering Party”). A Tendering Party shall be deemed to have offered to sell the Tendered Units described in the Notice of Redemption to the General Partner and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Tendered Units by paying to the Tendering Party either the Cash Amount or the REIT Shares Amount. Within 15 days of receipt of a Notice of Redemption, the Partnership will send to the Limited Partner submitting the Notice of Redemption a response stating whether the General Partner has determined the applicable Partnership Units will be redeemed for REIT Shares or the Cash Amount or partially for REIT Shares and partially for a Cash Amount. In either case, the Limited Partner shall be entitled to withdraw the Notice of Redemption if (i) it provides notice to the Partnership that it wishes to withdraw the request and (ii) the Partnership receives the notice no less than two business days prior to the Specified Redemption Date. Notwithstanding the foregoing, the Special Limited Partner and the Adviser (or in the case of Partnership Units received in consideration for management fees, the Quarterly Allocation or the Year-End Allocation, the assignees of the Special Limited Partner and the Adviser) shall have the right to require the Partnership to redeem all or a portion of their Class E Units or Class I Units pursuant to this Section 8.5 at any time irrespective of the period such Partnership Units have been held by the Special Limited Partner or the Adviser. The Partnership shall redeem any such Class E Units or Class I Units of the Special Limited Partner or the Adviser for Class E REIT Shares or Class I REIT Shares or the Cash Amount (at the Adviser’s or Special Limited Partner’s election) unless the Board of Directors of the General Partner determines that any such redemption for cash would be prohibited by applicable law or this Agreement, in which case such Class E Units or Class I Units will be redeemed for an amount of Class E REIT Shares or Class I REIT Shares with an aggregate Net Asset Value equivalent to the aggregate Net Asset Value of such Partnership Units (subject to the satisfaction of the restrictions set forth in Section 8.5(c) and Section 8.5(e)).
No Limited Partner, other than the Special Limited Partner and the Adviser, may deliver more than two Notices of Redemption during each calendar year. A Limited Partner, other than the Special Limited Partner and the Adviser, may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Tendering Party shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.
(b)If the General Partner elects to assume the obligation from the Partnership to redeem Tendered Units and agrees to acquire the Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.5(b), in which case, (i) the General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption Right, and (ii) such transaction shall be treated, for federal income tax purposes, as a Transfer by the Tendering Party of such Tendered Units to the General Partner in exchange for REIT Shares. The percentage of the Tendered Units tendered for Redemption by the Tendering Party for which the General Partner elects to issue REIT Shares (rather than the Cash Amount) is referred to as the “Applicable Percentage.” In making such election to acquire Tendered Units, the General Partner shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Limited Partners over another nor discriminates against a group or class of Limited Partners. If, pursuant to the terms of this Section 8.5, the General Partner will acquire any number of Tendered Units for REIT Shares rather than the Cash Amount, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares free of any pledge, lien, encumbrance or restriction, other than the Aggregate Share Ownership Limit (as calculated in accordance with the Charter) and other restrictions provided in the Charter, the bylaws of the General Partner, the Securities Act and relevant state securities or “blue sky” laws. No Tendering Party whose Tendered Units are acquired by the General Partner shall have any right to cause or require the General Partner to register or qualify such REIT Shares with any federal or state securities agency under the Securities Act or to list such REIT Shares on any stock exchange. Notwithstanding the provisions of Section 8.5(a) and this Section 8.5(b), the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited under the Charter.
(c)In connection with an exercise of the Redemption Right pursuant to this Section 8.5, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:
(i)A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Aggregate Share Ownership Limit or the Common Share Ownership Limit (or, if applicable the Excepted Holder Limit);
(ii)A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date
(iii)An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.5(c)(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Aggregate Share Ownership Limit (or, if applicable, the Excepted Holder Limit); and
(iv)Any other documents as the General Partner may reasonably require.
(d)Any Cash Amount to be paid to a Tendering Party pursuant to this Section 8.5 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the Partnership or the General Partner to obtain financing to be used to make such payment of the Cash Amount, by causing additional REIT Shares to be issued or otherwise. Notwithstanding the foregoing, the General Partner agrees to use commercially reasonable efforts to cause the closing of the acquisition of Tendered Units hereunder to occur as quickly as reasonably possible.
(e)Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights to prevent, among other things, (a) any Person from owning shares in excess of the Common Share Ownership Limit, the Aggregate Share Ownership Limit and the Excepted Holder Limit or the General Partner failing to qualify as a domestically controlled qualified investment entity, (b) the REIT Shares from being owned by less than 100 persons and the General Partner from being “closely held” within the meaning of Section 856(h) of the Code, (c) as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code, (d) the Partnership’s assets being considered “plan assets” with the meaning of ERISA or any regulations proposed or promulgated thereunder, (e) the violation of the Securities Act or other comparable state law, (f) the registration of the Partnership as an investment company under the Investment Company Act, (g) the registration of the Partnership, the General Partner or any Affiliate thereof (that is not already registered as an investment adviser under the Advisers Act) as an investment adviser under the Advisers Act, (h) the termination of the Partnership’s status as a partnership for tax purposes, (i) the violation of any law, rule, regulation by such Limited Partner, the Partnership, the General Partner and their respective officers, directors, employers, shareholders, partners, members or any Affiliate thereof, and (j) a non-exempt prohibited transaction under ERISA. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners holding Partnership Units, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the foregoing, as applicable. In addition to any other appropriate restrictions placed by the General Partner pursuant to this Section 8.5(e), no Tendering Party (including, without limitation, the Special Limited Partner and the Adviser) shall be entitled to consummate a Redemption if the ownership of or delivery of REIT Shares to such Tendering Party on the Specified Redemption Date by the General Partner would (i) cause the occurrence of any of the circumstances described in clauses (a) through (d) of the first sentence of this Section 8.5(e), (ii) cause the General Partner to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a tenant that is a “taxable REIT subsidiary” (as defined in Section 856(l) of the Code)) of the General Partner’s, the Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (iii) otherwise cause the General Partner to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a “qualified lodging facility” (as defined in Section 856(d)(9)(D) of the Code) or a “qualified health care property” (as defined in Section 856(e)(6)(D)(i) of the Code) on behalf of a “taxable REIT subsidiary” (as defined in Section 856(l) of the Code) failing to qualify as such. The General Partner, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 8.5(e), provided that the Tendering Party has submitted such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the restrictions described in this Section 8.5(e). To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Section 8.5(e), it shall be null and void ab initio and such Tendering Party shall not acquire any rights or economic interest in any Cash Amount otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.
(f)A redemption fee may be charged (other than to the Adviser, Special Limited Partner or their Affiliates) in connection with an exercise of Redemption Rights pursuant to this Section 8.5.
(g)Notwithstanding anything herein to the contrary, the provisions of this Section 8.5 shall not apply with respect to the Initial Class E Units, and instead the provisions of the JPM Sponsor Subscription Agreement shall govern with respect to redemptions of Initial Class E Units by the Partnership.
8.6.Required Redemptions.
The General Partner, in its sole discretion, may require a Limited Partner to surrender all or any portion of its Partnership Units and withdraw from the Partnership to the extent such redemption is in the best interest of the Partnership, as determined by the General Partner in good faith at any time for any reason or no reason with or without prior notice to such Limited Partner. A notice of mandatory redemption pursuant to this Section 8.6 shall have the same effect as a request for redemption by a Limited Partner given pursuant to Section 8.5; provided, that the mandatory redemption of all or any portion of such Limited Partner’s Partnership Units shall be effective on the date determined by the General Partner and indicated in such notice.
8.7.LTIP Unit Redemptions.
(a)    The General Partner shall redeem each Partnership Unit held by an LTIP Participant (such units, “LTIP Units”) upon the one-year anniversary of the date that such LTIP Units were originally received by such LTIP Participant (such date, the “LTIP Unit Redemption Date”). LTIP Units redeemed pursuant to this Section 8.7 will be redeemed for a number of Class E REIT Shares equal to the product of (x) the number of LTIP Units being redeemed multiplied by (y) the LTIP Unit Exchange Ratio as of the LTIP Unit Redemption Date. The General Partner acknowledges that any Class E REIT Shares issued in connection with redemptions pursuant to this Section 8.7 shall be eligible, effective as of the applicable LTIP Unit Redemption Date, to participate in the General Partner’s share repurchase plan, and shall not be subject to any otherwise applicable early repurchase penalty pursuant to such share repurchase plan.
(b)    In connection with any automatic redemption of LTIP Units pursuant to this Section 8.7, the General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and such transaction shall be treated, for federal income tax purposes, as a Transfer by the applicable LTIP Participant of such LTIP Units to the General Partner in exchange for Class E REIT Shares. No LTIP Participant shall have any right, with respect to any LTIP Units redeemed pursuant hereto, to receive any distribution paid with respect to such LTIP Units if the record date for such distribution is on or after the LTIP Unit Redemption Date.
(c)    Any Class E REIT Shares issued in exchange for LTIP Units redeemed pursuant to this Section 8.7 shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable Class E REIT Shares free of any pledge, lien, encumbrance or restriction, other than the Aggregate Share Ownership Limit (as calculated in accordance with the Charter) and other restrictions provided in the Charter, the bylaws of the General Partner, the Securities Act and relevant state securities or “blue sky” laws. No LTIP Participant whose LTIP Units are redeemed pursuant hereto in exchange for Class E REIT Shares shall have any right to cause or require the General Partner to register or qualify such Class E REIT Shares with any federal or state securities agency under the Securities Act or to list such Class E REIT Shares on any stock exchange.
(d)    The General Partner shall not redeem any LTIP Units if and to the extent that such redemption would (i) result in or cause any of the events or circumstances set forth in clauses (a) through (j) of Section 8.5(e), (ii) cause the General Partner to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a tenant that is a “taxable REIT subsidiary” (as defined in Section 856(l) of the Code)) of the General Partner’s, the Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (iii) otherwise cause the General Partner to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a “qualified lodging facility” (as defined in Section 856(d)(9)(D) of the Code) or a “qualified health care property” (as defined in Section 856(e)(6)(D)(i) of the Code) on behalf of a “taxable REIT subsidiary” (as defined in Section 856(l) of the Code) failing to qualify as such. The General Partner, in its sole and absolute discretion, may waive the applicable restriction on redemption of LTIP Units set forth in this Section 8.7(d), provided that the redeeming LTIP Unit holder has submitted such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the restrictions described in this Section 8.7(d). To the extent any attempted redemption or exchange of LTIP Units for Class E REIT Shares would be in violation of this Section 8.7(d), it shall be null and void ab initio and such LTIP Participant shall not acquire any rights or economic interest in any Class E REIT Shares otherwise issuable upon such redemption or exchange.
8.8.Expenses Not Attributable to Class E Units.
Distribution Fees, Advisory Fees, upfront selling commissions, upfront dealer manager fees and the Quarterly Allocation or Year-End Allocation shall be Class-specific expenses allocable to and borne by Classes of Partnership Units other than Class E Units.
ARTICLE 9
TRANSFERS OF LIMITED PARTNERSHIP INTERESTS
9.1.Purchase for Investment.
(a)Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interest is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest; provided, however, that the Special Limited Partner may Transfer Partnership Units to the LTIP Entity in accordance with Section 9.2(i).

(b)Each Limited Partner agrees that it will not Transfer its Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to Transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.
9.2.Restrictions on Transfer of Limited Partnership Interests.
(a)Subject to the terms of this Section 9.2, no Limited Partner may offer, sell, assign, hypothecate, pledge, distribute or otherwise transfer all or any portion of its Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner and any lender (to the extent required under any Credit Facility), which consent may be granted or withheld in its sole and absolute discretion; provided, however, that the Special Limited Partner may (i) Transfer all or any portion of its Limited Partnership Interest, or any of its economic rights as a Limited Partner, to any of its Affiliates without the consent of the General Partner, and (ii) Transfer Partnership Units that the Special Limited Partner receives as distributions of Quarterly Allocations and Year-End Allocations to the LTIP Entity in accordance with Section 9.2(i). Any such purported Transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.
(b)No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Interest pursuant to this Article 9 or pursuant to a Redemption of all of its Partnership Units pursuant to Section 8.5. Upon the permitted Transfer or Redemption of all of a Limited Partner’s Partnership Interest, such Limited Partner shall cease to be a Limited Partner.
(c)Notwithstanding Section 9.2(a) and subject to Sections 9.2(d), (e) and (f) below, (i) a Limited Partner may Transfer, without the consent of the General Partner, all or a portion of its Partnership Interest to (A) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such Person(s), of which trust such Limited Partner or any such Person(s) is a trustee, (B) a corporation controlled by a Person or Persons named in (A) above or (C) if the Limited Partner is an entity, its beneficial owners through a distribution in kind or otherwise and (ii) a holder of Initial Class E Units may Transfer, without the consent of the General Partner, all or any portion of such Initial Class E Units to an Affiliate of such holder.
(d)No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, without the consent of the General Partner, which may be withheld in its sole and absolute discretion, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act, the registration of the Partnership as an investment company under, or would be in violation of, the Investment Company Act or any rules or regulations promulgated thereunder, the registration of the General Partner or any Affiliate thereof (that is not currently registered as an investment adviser under the Advisers Act, or cause the Partnership to be treated as a “publicly traded partnership” within the meaning of U.S. Code Section 7704(b), or would otherwise violate any applicable federal or state securities or blue sky laws (including investment suitability standards).
(e)No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person without the consent of the General Partner, which may be withheld in its sole and absolute discretion, if (i) in the opinion of legal counsel for the Partnership, the Transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code and the General Partner determines such treatment would be in the best interest of the Partnership), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or as a domestically controlled qualified investment entity or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, (iii) in the opinion of legal counsel for the Partnership, the Transfer would cause the Partnership not to qualify for the safe harbor described in

Regulations Section 1.7704-1(h), (iv) the Transfer would result in the Partnership at any time during its taxable year having more than 100 partners, within the meaning of Section 1.7704-1(h)(1)(ii) of the Regulations (taking into account Section 1.7704-1(h)(3) of the Regulations), or (v) such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.
(f)No Transfer by a Limited Partner of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender may be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.
(g)Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.
(h)Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.
(i)Notwithstanding anything herein to the contrary, the Special Limited Partner may, without the consent of the General Partner, Transfer any Partnership Units that the Special Limited Partner receives as distributions of Quarterly Allocations or Year-End Allocations pursuant to Section 5.2 hereof to the LTIP Entity in accordance with the terms of the LTIP. The Partnership acknowledges that the LTIP Entity may Transfer such Partnership Units to LTIP Participants in accordance with the terms of the LTIP, and that such subsequent Transfers to LTIP Participants shall not require any consent of the General Partner.
9.3.Admission of Substitute Limited Partner.
(a)Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:
(i)The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.
(ii)To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.
(iii)The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.
(iv)If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.
(v)The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(vi)The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.
(vii)The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.
(b)For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.
(c)The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.
9.4.Rights of Assignees of Partnership Interests.
(a)Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.
(b)Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.
9.5.Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.
9.6.Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided, that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE 10
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS
10.1.Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with GAAP, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all Certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.
10.2.Custody of Partnership Funds; Bank Accounts.
(a)All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.
(b)All deposits and other funds not needed in the operation of the business of the Partnership may be invested in any manner determined by the General Partner in its sole discretion. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment permitted by this Section 10.2(b).
10.3.Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.
10.4.Annual Tax Information and Report. The General Partner will endeavor to furnish within 180 days after the end of each fiscal year of the Partnership (subject to reasonable delays in the event of the late receipt of any necessary financial statements of the Person in which the Partnership holds an interest), to each Person who was a Limited Partner at any time during a fiscal year of the Partnership, the tax information necessary to file such Limited Partner’s individual tax returns as required by law.
10.5.Partnership Representation; Tax Elections; Special Basis Adjustments.
(a)The General Partner shall act as or appoint the “partnership representative” within the meaning of Section 6223(a) of the Code (the “Partnership Representative”) and the equivalent for applicable state and local tax purposes. As Partnership Representative, the General Partner (or its appointee) shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Partnership Representative. The General Partner (or its appointee) shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner (or its appointee) on behalf of the Partnership as Partnership Representative shall constitute Partnership expenses.
(b)All elections required or permitted to be made by the Partnership under the Code or any applicable state, local or foreign tax law shall be made by the General Partner in its sole and absolute discretion.
(c)The Partnership Representative is authorized, but not required:
(i)to enter into any settlement with the Service with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”). In the settlement agreement with respect to any such proceedings, the Partnership Representative may expressly state that such agreement shall bind all Partners;
(ii)in the event that a notice of final partnership adjustment (a “Final Adjustment”) is mailed to the Partnership Representative, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United

States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;
(iii)to file a request for an administrative adjustment with the Service at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(iv)to enter into an agreement with the Service to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and
(v)to take any other action on behalf of the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
(vi)The taking of any action and the incurring of any expense by the Partnership Representative in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative and the provisions relating to indemnification of the General Partner set forth in Section 6.3 hereof shall be fully applicable to the Partnership Representative in its capacity as such.
(vii)In the case of the payment by the Partnership of an assessed imputed underpayment, the Partnership Representative is authorized to allocate the assessed amount among the Partners in a manner it deems equitable in its sole discretion so that each Partner economically bears any taxes paid by the Partnership allocable to such Partners.
(d)In the event of a Transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership’s assets. Notwithstanding anything contained in Article 5, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.
10.6.Reports to Limited Partners. As soon as practicable after the close of each fiscal year, but in no event later than the date on which the General Partner mails its annual report to holders of the REIT Shares, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with GAAP. The annual financial statements shall be audited by accountants selected by the General Partner.
ARTICLE 11
AMENDMENT OF AGREEMENT; MERGER
11.1.Partner Consent Requirements. The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(b), (c) or (d) hereof; provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners:
(a)any amendment affecting the operation of the Redemption Right (except as provided in Section 8.5(d), 7.1(b) or 7.1(c)) in a manner adverse to the Limited Partners;

(b)any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.3;
(c)any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.3;
(d)any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership; or
(e)any amendment that would amend the definition of “BHC Act” or “BHC Partner” or modify or amend Section 11.3 in a manner adverse to the BHC Partners without the written consent of each BHC Partner.
11.2.Amendments; No Limited Partner Consent Required. Notwithstanding the foregoing, the General Partner, without the consent of any Limited Partner, may amend this Agreement for any of the following purposes:
(a)(1)    to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
(b)(2)    to reflect issuance of additional Partnership Units in accordance with the terms of this Agreement, the admission, substitution, termination or withdrawal of Partners, the Transfer of any Partnership Interest in accordance with this Agreement, and to amend the Partnership Register in connection with such admission, substitution, withdrawal, Transfer or adjustment;
(c)(3)    to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material economic respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;
(d)(4)    to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4, including, without limitation, amending Articles 5 and 8 hereof, to appropriately reflect the distributions, allocations, partnership rights and rights upon liquidation (including any preference, priority or subordination thereof) of the additional Partnership Interests so issued in accordance with the terms thereof;
(e)(5)    to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;
(f)(6)    (a) to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT or as a domestically controlled qualified investment entity or to satisfy the REIT Requirements, (b) to reflect the Transfer of all or any part of a Partnership Interest between the General Partner and any Person controlled by the General Partner or (c) to ensure that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704;
(g)(7)    to modify either or both of the manner in which items of Profit or Loss are allocated pursuant to Article 5 or the manner in which Capital Accounts are adjusted, computed or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);

(h)(8)    to reflect the issuance of additional Partnership Interests in accordance with Article 4;
(i)(9)    to reflect any modification to this Agreement as is necessary or desirable (as determined by the General Partner in its sole and absolute discretion) in connection with any merger or consolidation of the Partnership with and into the General Partner or any wholly-owned subsidiary of the General Partner, or any Transfer by the General Partner of its interest in the Partnership to any wholly-owned subsidiary of the General Partner;
(j)(10)    to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner;
(k)(11)    to effect or facilitate a Transaction that, in accordance with Section 7.1(b) and/or 7.1(c), does not require the consent of any Limited Partner and, if the Partnership is the Survivor in any Transaction, to modify Section 8.5 or any related definitions to provide that the holders of interests in such Survivor have rights that are consistent with Section 7.1; and
(l)(12)    to reflect modifications as is necessary or desirable to (i) cause the number of Partnership Units issued and outstanding of each Class to equal the number of REIT Shares having the same Class designation as such Class of Partnership Units, (ii) include a provision whereby the distributions made on each Partnership Unit of a given Class shall be the same as distributions made on each REIT Share of the same Class, (iii) include a provision to ensure that the Net Asset Value Per Partnership Unit of a given Class will at all times be equal or substantially equal to the Net Asset Value Per REIT Share of the same Class and (iv) include a provision whereby the General Partner will be issued a Partnership Unit of a particular Class each time it issues a REIT Share of the same Class and contributes (or is deemed to have contributed) the gross proceeds from the issuance of such REIT Share to the Partnership.
11.3.BHC Partners.
(a)Notwithstanding any other provision of this Agreement, all BHC Partners shall be subject to the limitations on voting set forth in this Section 11.3. If at any time a BHC Partner holds an interest in the Partnership that would otherwise represent 5% or more of the total voting interests in the Partnership, such BHC Partner may not vote any portion of its interest in the Partnership representing in excess of 4.99% of the interests in the Partnership entitled to vote. Whenever the vote, consent or decision of a Limited Partner is required or permitted pursuant to this Agreement, a BHC Partner shall not be entitled to participate in such vote or consent, or to make such decision, with respect to the portion of such BHC Partner’s interest in excess of 4.99% (or such other amount as may be permitted by applicable regulations to be held by a BHC Partner as voting securities without reference to section 4(k) of the BHC Act) of the interests in the Partnership, and such vote, consent or decision shall be tabulated or made as if such BHC Partner were not a Partner with respect to such BHC Partner’s interest in excess of 4.99% (or such other amount as may be permitted by applicable regulations to be held by a BHC Partner as voting securities without reference to section 4(k) of the BHC Act) of the interests in the Partnership. Notwithstanding the foregoing, a BHC Partner will not be subject to the 4.99% voting limitation with respect to any vote, consent or decision that would be permitted for “nonvoting securities” as defined under the BHC Act and its implementing regulations (12 C.F.R. § 225.2(q)(2)), including any vote for the removal of the General Partner in accordance with this Agreement, or to replace the General Partner due to incapacitation or following the removal of the General Partner in accordance with this Agreement.
(b)In the event that two or more BHC Partners are affiliated, the limitations of this Section 11.3 shall apply to the aggregate interests in the Partnership held by such BHC Partners and each such BHC Partner shall be entitled to vote its pro rata portion of 4.99% (or such other amount as may be permitted by applicable regulations to be held by a BHC Partner as voting securities without reference to section 4(k) of the BHC Act) of the interests in the Partnership entitled to vote. Except as provided in this Section 11.3, any interest of a BHC Partner held as a non-voting interest shall be identical in all respects to the interests of the other Limited Partners. Any such interest held as a non-voting interest shall remain a non-voting interest in the event that the BHC Partner holding such interest ceases to be a BHC Partner and shall continue as a non-voting interest with respect to any assignee or other transferee of such interest. Notwithstanding the foregoing, any BHC Partner may elect in writing upon its admission to the Partnership for this Section 11.3 not to apply to its interest in the Partnership. Any such election by a BHC Partner may be rescinded at any time by written notice to the General Partner, provided that any such rescission shall be irrevocable.
(c) If at any time, as a result of any withdrawals by Limited Partners or distributions to other Limited Partners, or for any other reason, the General Partner expects the Capital Contribution of any BHC Partner (individually or in the aggregate with any of its “affiliates”) to exceed 24.99% of the total Capital Contributions of all Partners, the General Partner shall immediately notify such BHC Partner and permit such BHC Partner to immediately withdraw from the Partnership to the extent necessary to reduce such BHC Partner’s Capital Contribution to 24.99% of the total Capital Contribution of all Partners; provided, that this Section 11.3(c) shall not apply with respect to the Initial Class E Units, and instead the provisions of the JPM Sponsor Subscription Agreement shall govern with respect to withdrawal of Initial Class E Units by the Partnership.
ARTICLE 12
GENERAL PROVISIONS
12.1.Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth on the Partnership’s books and records; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.
12.2.Survival of Rights. Subject to the provisions hereof limiting Transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.
12.3.Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.
12.4.Severability. If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.
12.5.Side Letters. Notwithstanding anything to the contrary contained herein, it is hereby acknowledged and agreed that the General Partner, on its own behalf or on behalf of the Partnership, and without the approval of any Limited Partner or any other Person, may enter into a side letter or similar agreement (collectively, “Side Letters”) with one or more Limited Partners which has the effect of establishing rights under, or altering or supplementing the terms hereof. As a result of such Side Letters, certain Limited Partners may receive additional benefits, which may be more favorable than those offered to any other Partners. The parties hereto agree that any terms contained in a Side Letter with one or more such Persons shall govern with respect to such Persons notwithstanding anything to the contrary contained herein. Except as required by applicable law, the General Partner will not be required to notify all Limited Partners of any such Side Letters or any of the rights or terms or provisions thereof, and will not be required to offer such additional or different rights or terms to all Limited Partners..
12.6.Entire Agreement. This Agreement, the exhibits attached hereto and any Side Letters constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including, without limitation, the Original Partnership Agreement.
12.7.Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.
12.8.Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.9.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart. For the avoidance of doubt, a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via Docusign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement. The Partners hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records. Any Person executing and delivering this Agreement by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement, as may be reasonably requested by the General Partner.
12.10.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
12.11.No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such Property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership Property, as among themselves, shall be governed by the terms of this Agreement and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.
12.12.No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders of the General Partner for the election of directors of the General Partner or any other matter.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Fourth Amended and Restated Limited Partnership Agreement, all as of the date first set forth above.
GENERAL PARTNER:

J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

By: /s/ Lawrence A. Goodfield, Jr.
Name: Lawrence A. Goodfield, Jr.
Title: Chief Financial Officer and Treasurer

SPECIAL LIMITED PARTNER:

J.P. MORGAN REIT OP SPECIAL LIMITED PARTNER, L.P.

By: J.P. Morgan SLP GP, LLC, its General Partner

By: J.P. Morgan Investment Management Inc., its sole member

By: /s/ Christian Porwoll
Name: Christian Porwoll
Title: Managing Director

LIMITED PARTNERS:

By: J.P. MORGAN REAL ESTATE INCOME TRUST, INC., as attorney-in-fact for the Persons whose names are set forth in the books and records of the Partnership as Limited Partners

By: /s/ Lawrence A. Goodfield, Jr.
Name: Lawrence A. Goodfield, Jr.
Title: Chief Financial Officer and Treasurer

EXHIBIT A
NOTICE OF EXERCISE OF REDEMPTION RIGHT
In accordance with Section 8.5 of the Limited Partnership Agreement (the “Agreement”) of J.P. Morgan REIT Operating Partnership, L.P. (the “Partnership”), the undersigned hereby irrevocably (i) presents for redemption Partnership Units (as defined in the Agreement) in the Partnership in accordance with the terms of the Agreement and the Redemption Right (as defined in the Agreement) referred to in Section 8.5 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (each, as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.
Dated:

_________________________________________
(Name of Limited Partner)

_________________________________________
(Signature of Limited Partner)

_________________________________________
(Mailing Address)

_________________________________________
(City) (State) (Zip Code)

_________________________________________
Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name: ________________________________________

Social Security or
Tax I.D. Number: _______________________________

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